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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2006

                       NORTHEAST COMMUNITY BANCORP, INC.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

United States                         0-51852                   06-178-6701
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(State or other jurisdiction of     (Commission              (IRS Employer
 incorporation or organization)     File Number)            Identification No.)


325 Hamilton Avenue, White Plains, New York                          10601
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(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (914) 684-2500
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry Into a Material Definitive Agreement

     On October 17, 2006, Northeast Community Bank (the "Bank"), executed an employment agreement with Susan Barile under which she will serve as Senior Vice President and Chief Mortgage Officer of the Bank. Northeast Community Bancorp, Inc., the holding company for the Bank (the "Company"), will act as guarantor with respect to any payments not made by the Bank under the employment agreement. The employment agreement provides for a three-year term, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The material terms of the employment agreement also include that:

  o Ms. Barile will receive a base salary of $127,000 per year, subject to annual review by the Board of Directors;
  o Ms. Barile will be eligible to receive bonuses or other incentive compensation at the discretion of the Board of Directors;
  o Ms. Barile will be able to participate in any life insurance, medical insurance, dental insurance, pension, profit sharing, retirement and stock-based compensation plans and other programs that the Bank may sponsor or maintain;
  o Ms. Barile will receive an automobile allowance and will be eligible for certain other fringe benefits described in the employment agreement;
  o Upon involuntary termination of employment or voluntary termination under circumstances that constitute constructive termination, Ms. Barile will be entitled to her compensation and benefits for the remaining term of the agreement;
  o In the event of termination due to disability, the agreement provides for a disability benefit equal to 50% of Ms. Barile's base salary, offset by benefits provided under the Bank's long term disability insurance, through the earliest of (1) Ms. Barile's return to employment with the Bank; (2) her death; (3) attainment of age 65; or (4) the expiration of the agreement term.
o If Ms. Barile is terminated following a change in control of the Company, she will be entitled to receive a lump sum payment equal to three times the average of her five preceding taxable years' annual compensation plus the continuation of life, medical and dental insurance (subject to such reduction as may be required to prevent such payments and benefits from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986); and
o The Board of Directors may terminate Ms. Barile's employment for cause at any time; upon a termination for cause no further employment benefits would be provided under the employment agreement.

     A copy of Ms. Barile's employment agreement will be filed as an exhibit to Northeast Community Bancorp, Inc.'s quarterly report on Form 10-Q for the quarter ending September 30, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTHEAST COMMUNITY BANCORP, INC.
                                   (Registrant)



Date: October 18, 2006             By:  /s/ Kenneth A. Martinek
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                                       Kenneth A. Martinek
                                       President and Chief Executive Officer